                                                                  Exhibit 10




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                                  $300,000,000

                                CREDIT AGREEMENT


                                     among


                             ROADWAY SERVICES, INC.


                              The Several Lenders
                        from Time to Time Parties Hereto


                                      and


                                 CHEMICAL BANK,
                                    as Agent



                           Dated as of March 24, 1995


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509235\0232\01652\952NGVKW.CRA

                               TABLE OF CONTENTS
                               -----------------

                                                                                                              Page
SECTION 1.          DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.1        Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2        Other Definitional Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

SECTION 2.          AMOUNT AND TERMS OF COMMITMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.1        Revolving Credit Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.2        Revolving Credit Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         2.3        Procedure for Revolving Credit Borrowing  . . . . . . . . . . . . . . . . . . . . . . .   13
         2.4        Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.5        Termination or Reduction of Commitments   . . . . . . . . . . . . . . . . . . . . . . .   15
         2.6        The CAF Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         2.7        Procedure for CAF Advance Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . .   15
         2.8        CAF Advance Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         2.9        CAF Advance Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         2.10       Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         2.11       Conversion and Continuation Options   . . . . . . . . . . . . . . . . . . . . . . . . .   19
         2.12       Interest Rates and Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         2.13       Computation of Interest and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         2.14       Inability to Determine Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . .   20
         2.15       Pro Rata Treatment and Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         2.16       Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         2.17       Requirements of Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         2.18       Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         2.19       Indemnity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 3.          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         3.1        Financial Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         3.2        No Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         3.3        Corporate Existence; Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . .   26
         3.4        Corporate Power; Authorization; Enforceable Obligations . . . . . . . . . . . . . . . .   27
         3.5        No Legal Bar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         3.6        No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         3.7        No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         3.8        Ownership of Property; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         3.9        No Burdensome Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.10       Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.11       ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.12       Investment Company Act; Other Regulations   . . . . . . . . . . . . . . . . . . . . . .   28
         3.13       Purpose of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.14       Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

SECTION 4.          CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         4.1        Conditions to Initial Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         4.2        Conditions to Each Loan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

SECTION 5.          AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         5.1        Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         5.2        Certificates; Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         5.3        Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         5.4        Conduct of Business and Maintenance of Existence  . . . . . . . . . . . . . . . . . . .   32
         5.5        Maintenance of Property; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . .   32




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         5.6        Inspection of Property; Books and Records; Discussions  . . . . . . . . . . . . . .   32
         5.7        Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.8        Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

SECTION 6.          NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         6.1        Maintenance of Consolidated Net Worth   . . . . . . . . . . . . . . . . . . . . . .   34
         6.2        Limitation on Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         6.3        Limitation on Fundamental Changes   . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.4        Limitation on Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         6.5        Limitation on Lines of Business   . . . . . . . . . . . . . . . . . . . . . . . . .   36

SECTION 7.          EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

SECTION 8.          THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.1        Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.2        Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.3        Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         8.4        Reliance by Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.5        Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         8.6        Non-Reliance on Agent and Other Lenders   . . . . . . . . . . . . . . . . . . . . .   40
         8.7        Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         8.8        Agent in Its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . .   41
         8.9        Successor Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 9.          MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         9.1        Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         9.2        Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         9.3        No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         9.4        Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . .   44
         9.5        Payment of Expenses and Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         9.6        Successors and Assigns; Participations and Assignments  . . . . . . . . . . . . . .   45
         9.7        Adjustments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         9.8        Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         9.9        Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         9.10       Integration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         9.11       GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         9.12       Submission To Jurisdiction; Waivers   . . . . . . . . . . . . . . . . . . . . . . .   48
         9.13       Acknowledgements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         9.14       WAIVERS OF JURY TRIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         9.15       Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49


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SCHEDULES
Schedule I              Commitments and Addresses for Notices
Schedule II             Applicable Margin/Facility Fee


EXHIBITS
Exhibit A               Form of Revolving Credit Note
Exhibit B               Form of CAF Advance Note
Exhibit C               Form of CAF Advance Confirmation
Exhibit D               Form of CAF Advance Offer
Exhibit E               Form of CAF Advance Request
Exhibit F               Form of Opinion of General Counsel to the Borrower
Exhibit G               Form of Assignment and Acceptance





509235\0232\01652\952NGVKW.CRA                                       _ iii _
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          CREDIT AGREEMENT, dated as of March 24, 1995, among ROADWAY SERVICES,
INC., an Ohio corporation (the "BORROWER"), the several banks and other financial institutions from time to time parties to this Agreement (the "LENDERS") and CHEMICAL BANK, a New York banking corporation, as agent for the Lenders hereunder.

         The parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

                 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                 "ABR" or "ALTERNATE BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day (or if the Eurodollar Rate is unavailable pursuant to subsection 2.14 or 2.16, the Prime Rate in effect on such day minus 1%), (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to debtors); "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "BOARD") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of

         New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                 "ABR LOANS": Revolving Credit Loans the rate of interest applicable to which is based upon the ABR.

                 "ABSOLUTE RATE CAF ADVANCE": any CAF Advance made by the Lenders at an absolute rate (as opposed to a rate composed of the Eurodollar Rate plus or minus a margin).

                 "ABSOLUTE RATE CAF ADVANCE REQUEST": any CAF Advance Request requesting the Lenders to offer to make Absolute Rate CAF Advances.

                 "ADJUSTMENT DATE": the second Business Day following receipt by the Agent of both (i) the financial statements required to be delivered pursuant to subsections 5.1(a) and (b), as the case may be, for the most recently completed fiscal period and (ii) the related compliance certificate required to be delivered pursuant to subsection 5.2(b) with respect to such fiscal period.

                 "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                 "AGENT": Chemical Bank, together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the Notes.

                 "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                 "APPLICABLE MARGIN": during the period from the Closing Date until the first Adjustment Date, the Applicable Margin shall be .14%; the Applicable Margin will be adjusted on such first Adjustment Date and on each Adjustment Date thereafter to the applicable rate per annum set forth under the heading "Applicable Margin" on Schedule





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                                                                               3



         II hereto which corresponds to the Debt/Capitalization Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; PROVIDED that in the event that the financial statements required to be delivered pursuant to subsections 5.1(a) and
         (b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 5.2(b), are not delivered when due, then (x) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (z) below, be the Applicable Margin as so increased; (y) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and (z) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be .50% (it being understood that the foregoing shall not limit the rights of the Agent and the Banks set forth in Section 7).

                 "ASSIGNEE":  as defined in subsection 9.6(c).

                 "ASSIGNMENT AND ACCEPTANCE":  as defined in subsection 9.6(c).

                 "AVAILABLE COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender then outstanding.

                 "BIDDING LENDER":  as defined in the subsection 2.7(g).

                 "BORROWING DATE": in respect of any Loan, the date such Loan is made.





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
                                                                               4



                 "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                 "CAF ADVANCE":  each loan made pursuant to subsection 2.6.

                 "CAF ADVANCE COMMITMENT PERIOD": the period from and including the Closing Date until the date which is 7 days prior to the Termination Date.

                 "CAF ADVANCE CONFIRMATION": each confirmation by the Borrower of its acceptance of CAF Advance Offers, which CAF Advance Confirmation shall be substantially in the form of Exhibit C and shall be delivered to the Agent and each Bidding Lender in writing or by facsimile transmission.

                 "CAF ADVANCE INTEREST PAYMENT DATE": as to each CAF Advance, the CAF Advance Maturity Date thereof and each other interest payment date specified by the Borrower for such CAF Advance in the related CAF Advance Request.

                 "CAF ADVANCE MATURITY DATE": as to any CAF Advance, the date specified by the Borrower in the related CAF Advance Confirmation.

                 "CAF ADVANCE NOTE": as defined in subsection 2.9; collectively, the "CAF ADVANCE NOTES."

                 "CAF ADVANCE OFFER": each offer by a Lender to make one or more CAF Advances pursuant to a CAF Advance Request, which CAF Advance Offer shall contain the information specified in Exhibit D and shall be delivered to the Borrower by telephone, immediately confirmed by facsimile transmission.

                 "CAF ADVANCE REQUEST": each request by the Borrower for Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit E and shall be delivered to the Lenders in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

                 "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                 "C/D ASSESSMENT RATE": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund





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
                                                                               5



         maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                 "C/D RESERVE PERCENTAGE": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                 "CHEMICAL":  Chemical Bank.

                 "CLOSING DATE": the date on which the conditions precedent set forth in subsection 4.1 shall be satisfied.

                 "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                 "COMMITMENT": as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                 "COMMITMENT PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                 "COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

                 "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.





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
                                                                               6



                 "CONSOLIDATED NET WORTH": at a particular date, with respect to the Borrower, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date.

                 "CONTINUING DIRECTORS" as defined in subsection 7(i)

                 "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "DEBT/CAPITALIZATION RATIO": at any time, the ratio of (i) all of the then outstanding Indebtedness of the Borrower and its Subsidiaries on a consolidated basis to (ii) the sum of (x) the then Consolidated Net Worth and (y) such Indebtedness.

                 "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "DOLLARS" and "$": dollars in lawful currency of the United States of America.

                 "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.





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                                                                               7



                 "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chemical is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                 "EURODOLLAR CAF ADVANCE": any CAF Advance made by the Lenders at an interest rate equal to the Eurodollar Rate plus (or minus) a margin.

                 "EURODOLLAR CAF ADVANCE REQUEST": any CAF Advance Request requesting the Lenders to offer to make Eurodollar CAF Advances.

                 "EURODOLLAR LOANS": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                 "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                 "EVENT OF DEFAULT": any of the events specified in Section 7, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "FACILITY FEE":  as defined in subsection 2.4.

                 "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                 "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                 "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.





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                                                                               8




                 "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                 "INDEBTEDNESS": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
         (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person





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                                                                               9



         has not assumed or otherwise become liable for the payment thereof.

                 "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period.

                 "INTEREST PERIOD": with respect to any Eurodollar Loan or Eurodollar CAF Advance:

                               (i) initially, the period commencing on the
                 Borrowing Date or (in the case of Eurodollar Loans only) the conversion date, as the case may be, and (a) with respect to a Eurodollar Loan, ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto or (b) with respect to a Eurodollar CAF Advance, ending on a date at least 7 and not more than 180 days thereafter, as selected by the Borrower in its acceptance of the related CAF Advance Offer; and

                              (ii)  thereafter, with respect to Eurodollar
                 Loans, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                          (1)  if any Interest Period pertaining to a
                 Eurodollar Loan or a Eurodollar CAF Advance would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                          (2) any Interest Period that would otherwise extend
                 beyond the Termination Date shall end on the Termination Date;





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                                                                              10



                          (3) any Interest Period pertaining to a Eurodollar
                 Loan or Eurodollar CAF Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                          (4) the Borrower shall select Interest Periods so as
                 not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                 "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                 "LOAN": any loan made by any Lender pursuant to this Agreement.

                 "LOAN DOCUMENTS":  this Agreement and the Notes.

                 "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or
         (b) the validity or enforceability of this Agreement or any Note or the rights or remedies of the Agent or the Lenders hereunder or thereunder (other than a material adverse effect arising solely from a work stoppage of the union employees of Roadway Express).

                 "MATERIAL SUBSIDIARY": at any time, any Subsidiary of the Borrower from which the Borrower and its Subsidiaries derive at least 10% of their consolidated revenues as reflected in the most recent audited consolidated financial statements of the Borrower.

                 "MINIMUM CONSOLIDATED NET WORTH": for the fiscal year 1994, $750,000,000 and for each fiscal quarter thereafter, the sum of (a) 50% of the Borrower's consolidated net income after dividends for such period and (b) the Minimum Consolidated Net Worth for the prior period.

                 "NON-EXCLUDED TAXES":  as defined in subsection 2.18.

                 "NOTES": the collective reference to the Revolving Credit Notes and the CAF Advance Notes.





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                                                                              11




                 "PARTICIPANTS":  as defined in subsection 9.6(b).

                 "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "PROPERTIES":  as defined in subsection 3.14.

                 "REGISTER":  as defined in subsection 9.6(d).

                 "REQUIRED LENDERS": at any time, Lenders the Commitment Percentages of which aggregate more than 50%.

                 "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "REVOLVING CREDIT LOANS":  as defined in subsection 2.1.

                 "REVOLVING CREDIT NOTE":  as defined in subsection 2.2.

                 "ROADWAY EXPRESS": Roadway Express Inc., a Delaware corporation and a Material Subsidiary.

                 "RESPONSIBLE OFFICER": (i) the Chairman and Chief Executive Officer, (ii) the President and Chief Operating Officer or (iii) any Vice President of the Borrower or, with respect to financial matters, the Chief Financial Officer of the Borrower.

                 "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless





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                                                                              12



         otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                 "TERMINATION DATE":  March 24, 1999.

                 "TRANSFEREE":  as defined in subsection 9.6(f).

                 "TYPE": as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan.

                 1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                 (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

                 2.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "REVOLVING CREDIT LOANS") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment, PROVIDED that no Lender shall make any Revolving Credit Loan if, after giving effect to such Revolving Credit Loan, the aggregate outstanding principal amount of all Revolving Credit Loans plus the aggregate outstanding principal amount of all CAF Advances would exceed the aggregate Commitments of all the Lenders. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                 (b)      The Revolving Credit Loans may from time to time be
(i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination





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                                                                              13



thereof, as determined by the Borrower and notified to the Agent in accordance with subsections 2.3 and 2.11, PROVIDED that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

                 2.2 REVOLVING CREDIT NOTES. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a "REVOLVING CREDIT NOTE"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded PROVIDED, HOWEVER, that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any Revolving Credit Note. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 2.12.

                 2.3 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrower may borrow Revolving Credit Loans under the Commitments during the Commitment Period on any Business Day, PROVIDED that the Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) prior to 10:00 A.M., New York City time, on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of such Type of Revolving Credit Loan and the respective lengths of the initial Interest Periods therefor. Each such borrowing under the Commitments shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Commitments are less than $10,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in subsection 9.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to





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                                                                              14



the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                 2.4 FACILITY FEE. The Borrower agrees to pay to the Agent for the account of each Lender a facility fee (the "FACILITY FEE") for the period from and including the date of this Agreement to the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof. During the period from the Closing Date until the first Adjustment Date, the Facility Fee shall be equal to .06% of the aggregate Commitments. The Facility Fee will be adjusted on such first Adjustment Date and on each Adjustment Date thereafter to the applicable rate per annum set forth under the heading "Facility Fee" on Schedule II hereto which corresponds to the Debt/Capitalization Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; PROVIDED that in the event that the financial statements required to be delivered pursuant to subsections 5.1(a) and (b), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 5.2(b), are not delivered when due, then (x) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Facility Fee increases from that previously in effect as a result of the delivery of such financial statements, then the Facility Fee during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (z) below, be the Facility Fee as so increased; (y) if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Facility Fee decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Facility Fee shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and (z) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Facility Fee shall be .25% (it being understood that the foregoing shall not limit the rights of the Agent and the Banks set forth in Section 7).





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                                                                              15



                 2.5 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower shall have the right, upon not less than five Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

                 2.6 THE CAF ADVANCES. Subject to the terms and conditions of this Agreement, the Borrower may borrow CAF Advances from time to time during the CAF Advance Commitment Period on any Business Day. CAF Advances shall be borrowed in amounts such that the aggregate amount of Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower from time to time may borrow, repay and reborrow CAF Advances.

                 2.7 PROCEDURE FOR CAF ADVANCE BORROWING. (a) The Borrower shall request CAF Advances by delivering a CAF Advance Request to the Lenders, not later than 10:00 A.M. (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of a Eurodollar CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of an Absolute Rate CAF Advance Request). Each CAF Advance Request may solicit bids for CAF Advances in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and having not more than three alternative maturity dates. The maturity date for each CAF Advance shall be not less than 7 days nor more than 180 days after the Borrowing Date therefor (and in any event shall be not later than the Termination Date).

                 (b) In the case of a Eurodollar CAF Advance Request, upon receipt of notice from the Borrower of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the Eurodollar Rate plus or minus a margin determined by such Lender in its sole discretion for each such CAF Advance.
Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Borrower, before 10:00 A.M. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                 (1) the maximum amount of CAF Advances for each maturity date and the aggregate maximum amount of CAF Advances for all maturity dates which such Lender would be willing to make (which amounts may, subject to subsection 2.6, exceed such Lender's Commitment); and

                 (2) the margin above or below the Eurodollar Rate at which such Lender is willing to make each such CAF Advance.




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                                                                              16



                 (c) In the case of an Absolute Rate CAF Advance Request, upon receipt of notice from the Borrower of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Borrower before 9:15 A.M. (New York City time) on the proposed Borrowing Date, setting forth:

                 (1) the maximum amount of CAF Advances for each maturity date, and the aggregate maximum amount for all maturity dates, which such Lender would be willing to make (which amounts may, subject to subsection 2.6, exceed such Lender's Commitment); and

                 (2) the rate of interest at which such Lender is willing to make each such CAF Advance.

                 (d) A CAF Advance Offer that does not conform substantially with the format of Exhibit D hereto and the terms hereof may be rejected by the Borrower in the Borrower's reasonable discretion. The Borrower shall notify the relevant Lender of any such rejection as soon as practicable.

                 (e) Before 11:30 A.M. (New York City time) three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a Eurodollar CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of CAF Advances requested by an Absolute Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

                 (1) cancel such CAF Advance Request by giving the Agent and the Bidding Lenders telephone notice to that effect, or

                 (2) by giving telephone notice to the Bidding Lenders (immediately confirmed by delivery to the Bidding Lenders of a CAF Advance Confirmation in writing or by fax transmission) (A) subject to the provisions of subsection 2.7(f), accept one or more of the offers made by any Lender or Lenders pursuant to subsection 2.7(b) or subsection 2.7(c), as the case may be, of the amount of CAF Advances for each relevant maturity date and (B) reject any remaining offers made by Lenders pursuant to subsection 2.7(b) or subsection 2.7(c), as the case may be.

                 (f) The Borrower's acceptance of CAF Advances in response to any CAF Advance Request shall be subject to the following limitations:





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                                                                              17



                 (1) The amount of CAF Advances accepted for each maturity date specified by any Lender in its CAF Advance Offer shall not exceed the maximum amount for such maturity date specified in such CAF Advance Offer;

                 (2) the aggregate amount of CAF Advances accepted for all maturity dates specified by any Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such maturity dates;

                 (3) the Borrower may not accept offers for CAF Advances for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request; and

                 (4) if the Borrower accepts any of such offers, it must accept offers based solely upon pricing for such relevant maturity date and upon no other criteria whatsoever and if two or more Lenders submit offers for any maturity date at identical pricing and the Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in subsection 2.6 or in clause (3) of this subsection 2.7(f), cannot) borrow the total amount offered by such Lenders with such identical pricing, the Borrower shall accept offers from all of such Lenders in amounts allocated among them PRO RATA according to the amounts offered by such Lenders (or as nearly PRO RATA as shall be practicable after giving effect to the requirement that CAF Advances made by a Lender on a Borrowing Date for each relevant maturity date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof).

                 (g) If the Borrower accepts pursuant to subsection 2.7(e)(2) one or more of the offers made by any Lender or Lenders, the Borrower promptly shall notify the Agent and each Lender which has made such a CAF Advance Offer (a "BIDDING LENDER") of (1) the aggregate amount of such CAF Advances to be made on such Borrowing Date for each maturity date and (2) the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable CAF Advance Request, each Lender whose CAF Advance Offer has been accepted shall make available to the Agent at its office set forth in subsection 9.2 the amount of CAF Advances to be made by such Lender, in immediately available funds. The Agent will make such funds available to the Borrower as soon as practicable on such date at the Agent's aforesaid address, and to the extent that such funds are received by the Agent from the Lenders prior to 12:00 Noon, New York City time, on such Borrowing Date, the Agent will make such funds available to the Borrower at or before 1:00 P.M., New York City time, on such Borrowing Date. As soon as practicable after each Borrowing Date, the Agent shall notify





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                                                                              18



each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective maturity dates thereof.

                 2.8 CAF ADVANCE PAYMENTS. (a) The Borrower shall repay to the Agent for the account of each Lender which has made a CAF Advance on the applicable CAF Advance Maturity Date the then unpaid principal amount of such CAF Advance. The Borrower shall not have the right to prepay any principal amount of any CAF Advance without the prior written consent of the applicable Lender then making such CAF Advance.

                 (b) The Borrower shall pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date thereof to the applicable CAF Advance Maturity Date at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

                 (c) If all or a portion of the principal amount of any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to the CAF Advance Note evidencing such CAF Advance until the stated maturity date of such CAF Advance, and for each day thereafter at a rate per annum which is 2% above the ABR, in each case until paid in full (as well after as before judgment).

                 2.9 CAF ADVANCE NOTES. The CAF Advances made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B with appropriate insertions (a "CAF ADVANCE NOTE"), payable to the order of such Lender and representing the obligation of the Borrower to pay the unpaid principal amount of all CAF Advances made by such Lender, with interest on the unpaid principal amount from time to time outstanding of each CAF Advance evidenced thereby as prescribed in subsection 2.8(b). Each Lender is hereby authorized to record the date and amount of each CAF Advance made by such Lender, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting part of its CAF Advance Note; PROVIDED, HOWEVER, that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any CAF Advance Note. Each CAF Advance Note shall be dated the Closing Date, and each CAF Advance evidenced thereby shall bear interest for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 2.8(b).





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                                                                              19



                 2.10 OPTIONAL PREPAYMENTS. The Borrower may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of ABR Loans, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.19. Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                 2.11 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) no Revolving Credit Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Revolving Credit Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                 (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, PROVIDED that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.





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                                                                              20




                 2.12 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                 (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR.

                 (c) If all or a portion of (i) the principal amount of any Revolving Credit Loan, (ii) any interest payable thereon or (iii) any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, facility fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                 (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

                 2.13 COMPUTATION OF INTEREST AND FEES. (a) The Facility Fee and interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of (i) each determination of a Eurodollar Rate; (ii) each change in the Applicable Margin and (iii) each change in the Facility Fee. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                 (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Agent in determining any interest rate pursuant to subsection 2.12(a).

                 2.14 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for





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                                                                              21



ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Revolving Credit Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

                 2.15 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing of Revolving Credit Loans by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the applicable Lenders, at the Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans and Eurodollar CAF Advances) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or Eurodollar CAF Advance becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                 (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing (or, in the case of a CAF Advance, the amount of the CAF Advance to be made by it) available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a





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                                                                              22



corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

                 2.16 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Eurodollar CAF Advances as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans or Eurodollar CAF Advances, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan or Eurodollar CAF Advance occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.19.

                 2.17 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                      (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan or Eurodollar CAF Advance made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.18 and changes in the rate of tax on the overall net income of such Lender);

                      (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise





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                                                                              23



         included in the determination of the Eurodollar Rate hereunder; or

                    (iii)   shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or Eurodollar CAF Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any CAF Advance if the change giving rise to such request was applicable to such Lender at the time of submission of the CAF Advance Offer pursuant to which such CAF Advance was made.

                 (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                 2.18 TAXES. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and





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                                                                              24



franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                 (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                      (i) deliver to the Borrower and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                      (ii) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and





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                                                                              25



                    (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                 2.19 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans PROVIDED for herein (excluding, however, in the case of Eurodollar Loans, the Applicable Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.





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                                                                              26



                   SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that:

                 3.1 FINANCIAL CONDITION. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1994 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at December 31, 1994, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or the notes thereto. During the period from December 31, 1994 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1994.

                 3.2 NO CHANGE. Since December 31, 1994 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                 3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.





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                                                                              27



                 3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or
enforceability of the Loan Documents.   This Agreement has been, and each of
the Notes will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each of the Notes when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 3.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Material Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                 3.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                 3.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 3.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Material Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property (except to the extent that the failure to have such title or interest, in any instance or in the aggregate, could not reasonably be expected to





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                                                                              28



have a Material Adverse Effect), and none of such property is subject to any Lien except as permitted by subsection 6.2.

                 3.9 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of the Borrower or any of its Material Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                 3.10 TAXES. Each of the Borrower and its Material Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which accruals in conformity with GAAP have been provided on the books of the Borrower or its Material Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                 3.11 ERISA. To the best knowledge of the Borrower, there has not occurred any event or condition of non-compliance with any provisions of ERISA that, in any instance or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                 3.12 INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                 3.13 PURPOSE OF LOANS. The proceeds of the Loans shall be used to pay down, on or before March 30, 1995, all Indebtedness under the existing $150,000,000 Credit Agreement, dated as of March 31, 1994, among the Borrower, the several banks and other financial institutions parties thereto and Chemical, as agent, and, until all such Indebtedness has been paid in full, no borrowings may be made hereunder for any purpose other than to pay such Indebtedness in full. All remaining proceeds of the Loans shall be used by the Borrower for general corporate purposes. The proceeds of the Loans shall not be used by the Borrower or any of its Subsidiaries in connection with any "hostile acquisition." As used in this subsection, "hostile acquisition" shall mean any acquisition by the Borrower or any of its Subsidiaries of a business or any portion of a business (including any of its assets or equity securities) if such





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                                                                              29



acquisition is deemed by a majority of the Borrower's Board of Directors, in its reasonable judgment, to be hostile.

                 3.14 ENVIRONMENTAL MATTERS. To the best knowledge of the Borrower, there has not occurred any event or condition of non- compliance with any Environmental Laws by the Borrower or any of its Subsidiaries that could, in any instance or in the aggregate, reasonably be expected to have a Material Adverse Effect. All licenses, permits or registrations required for the business of the Borrower or any of its Subsidiaries under any Environmental Laws have been secured, and the Borrower and its Subsidiaries are in compliance therewith, except such licenses, permits or registrations the failure of which to secure or comply with, in any instance or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, there are no substances at, in, on or beneath any real property owned or leased by the Borrower or any of its Subsidiaries, or elsewhere, that in any instance or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                        SECTION 4.  CONDITIONS PRECEDENT

                 4.1 CONDITIONS TO INITIAL LOANS. The agreement of each Lender to make the initial Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

                 (a) LOAN DOCUMENTS. The Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) for the account of each Lender, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, and
         (iii) for the account of each Lender, a CAF Advance Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

                 (b) CORPORATE PROCEEDINGS OF THE BORROWER. The Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Executive and Finance Committee of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the Notes and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                 (c) BORROWER INCUMBENCY CERTIFICATE. The Agent shall have received, with a counterpart for each Lender, a





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                                                                              30



         certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                 (d) CORPORATE DOCUMENTS. The Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

                 (e) LEGAL OPINIONS. The Agent shall have received, with a counterpart for each Lender, the executed legal opinion of John M. Glenn, Vice President and General Counsel of the Borrower, substantially in the form of Exhibit F. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

                 4.2 CONDITIONS TO EACH LOAN. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                 (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                 (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                 (c) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the Notes shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.





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                                                                              31



                       SECTION 5.  AFFIRMATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall and, in the case of subsections 5.3, 5.4, 5.5 and 5.6, shall cause each of its Material Subsidiaries to, and in the case of subsections 5.7 and 5.8 shall cause each of its Subsidiaries to:

                 5.1  FINANCIAL STATEMENTS.  Furnish to each Lender:

                 (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, by Ernst & Young or other independent certified public accountants of nationally recognized standing; and

                 (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be fairly presented in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                 5.2  CERTIFICATES; OTHER INFORMATION.  Furnish to each Lender:

                 (a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained





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                                                                              32



         in this Agreement and in the Notes to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                 (b) within ten days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within ten days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                 (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                 5.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and accruals in conformity with GAAP with respect thereto have been PROVIDED on the books of the Borrower or its Material Subsidiaries, as the case may be.

                 5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 6; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                 5.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

                 5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine any of its books and records at any





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                                                                              33



reasonable time and as often as may reasonably be necessary and to discuss the business, operations, properties and financial and other condition of the Borrower and its Material Subsidiaries with officers of the Borrower and its Material Subsidiaries and with its independent certified public accountants.

                 5.7 NOTICES. Promptly give notice to the Agent and each Lender of:

                 (a)  the occurrence of any Default or Event of Default;

                 (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                 (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $25,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought; and

                 (d) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                 5.8 ENVIRONMENTAL LAWS. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

                 (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and accruals in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.





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                                                                              34



                         SECTION 6.  NEGATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, the Borrower shall not, and (except with respect to subsection 6.1) shall not permit any of its Material Subsidiaries to, directly or indirectly:

                 6.1 MAINTENANCE OF CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time to be less than the applicable Minimum Consolidated Net Worth.

                 6.2 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                 (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate accruals with respect thereto are maintained on the books of the Borrower or its Material Subsidiaries, as the case may be, in conformity with GAAP;

                 (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                 (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                 (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Material Subsidiary;

                 (f) Liens in existence on the date hereof, PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;





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                                                                              35



                 (g) Liens securing Indebtedness of the Borrower and its Material Subsidiaries incurred to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired;

                 (h) Liens on the property or assets of a corporation which becomes a Material Subsidiary after the date hereof, PROVIDED that (i) such Liens existed at the time such corporation became a Material Subsidiary and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any property or assets of such corporation after the time such corporation becomes a Material Subsidiary, and
         (iii) the amount of Indebtedness secured thereby is not increased; and

                 (i) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all Material Subsidiaries) $25,000,000 in aggregate amount at any time outstanding, PROVIDED that the property subject to such Liens secures the Loans and all obligations and liabilities of the Borrower hereunder and under the Notes, equally and ratably with the indebtedness and other obligations secured by such Liens.

                 6.3 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                 (a) any Material Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Material Subsidiaries of the Borrower (PROVIDED that the wholly owned Material Subsidiary or Material Subsidiaries shall be the continuing or surviving corporation); and

                 (b) any wholly owned Material Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Material Subsidiary of the Borrower.





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                                                                              36



                 6.4 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Material Subsidiary, issue or sell any shares of such Material Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Material Subsidiary, except:

                 (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

                 (b) the sale or other disposition of any property in the ordinary course of business, PROVIDED that (other than inventory) the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed 10% of consolidated total assets of the Borrower and its Subsidiaries as at the beginning of such twelve-month period;

                 (c)  the sale of inventory in the ordinary course of business;

                 (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

                 (e)  as permitted by subsection 6.3(b).

                 6.5 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for the businesses of transportation and logistics or any other business directly related thereto.


                         SECTION 7.  EVENTS OF DEFAULT

                 If any of the following events shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                 (b) Any representation or warranty made or deemed made by the Borrower herein or in any Note or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such Note shall prove to have been incorrect in any material respect on or as of the date made or deemed made and, in the case of any default pursuant to





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                                                                              37



         this paragraph (b) that is capable of being remedied, such default shall continue unremedied for a period of 30 days; or

                 (c) The Borrower shall default in the observance or performance of any agreement contained in subsection 6.3, 6.4 or 6.5; or

                 (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any Note (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                 (e)  The Borrower or any of its Material Subsidiaries shall
         (i) default in any payment of principal of or interest of any Indebtedness (other than the Notes) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                 (f) (i) The Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period





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                                                                              38



         of 60 days; or (iii) there shall be commenced against the Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (g) Any event or condition shall occur or exist with respect to a Plan which could reasonably be expected to have a Material Adverse Effect; or

                 (h) One or more judgments or decrees shall be entered against the Borrower or any of its Material Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                 (i) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "CONTINUING DIRECTORS" shall mean the directors of the Borrower on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the





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                                                                              39



Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                             SECTION 8.  THE AGENT

                 8.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the Notes, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the Notes and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the Notes, together
with such other powers as are reasonably incidental thereto.   Notwithstanding
any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Notes or otherwise exist against the Agent.

                 8.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement and the Notes by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                 8.3 EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Note (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any Note or in any certificate, report, statement or other document referred to or provided for in, or recieved by the Agent under or in connection with, this Agreement or any Note or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of





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                                                                              40



any of the agreements contained in, or conditions of, this Agreement or any Note, or to inspect the properties, books or records of the Borrower.

                 8.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or the Notes unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                 8.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders.
The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                 8.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made





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                                                                              41



its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Notes, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 8.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, the Notes or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

                 8.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder and under the Notes. With respect to its Loans made or renewed by it and any





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                                                                              42



Note issued to it, the Agent shall have the same rights and powers under this Agreement and the Notes as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                 8.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the Notes, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the Notes.


                           SECTION 9.  MISCELLANEOUS

                 9.1 AMENDMENTS AND WAIVERS. Neither this Agreement or any Note nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the Notes for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the Notes, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any





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                                                                              43



such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                 9.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or 5 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

    The Borrower:         Roadway Services, Inc.
                          1077 Gorge Boulevard
                          Akron, Ohio  44309-0088
                          Attention: John P. Chandler
                          Telecopy: 216-258-2550

  with a copy to:         Roadway Services, Inc.
                          1077 Gorge Boulevard
                          Akron, Ohio  44309-0088
                          Attention:  John M. Glenn
                          Telecopy:  216-258-6034

      The Agent:          Chemical Bank
                          270 Park Avenue
                          New York, New York  10017
                          Attention: Rosemary Bradley
                          Telecopy: 212-972-9854

PROVIDED that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.3, 2.5, 2.10, 2.11 or 2.15 shall not be effective until received.

                 9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.





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                                                                              44




                 9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the Notes and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

                 9.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and the Notes and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Agent, (c) to pay, indemnify, and hold each Lender and the Agent harmless from any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the Notes and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), PROVIDED, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender or (ii) legal proceedings commenced against the Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.





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                                                                              45



                 9.6  SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                 (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and such Note. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7 as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; PROVIDED that, in the case of subsection 2.18, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                 (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower (which consent shall not be unreasonably withheld), to an additional bank or financial institution ("an ASSIGNEE") all or any part of its rights and obligations under this Agreement and the Notes





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                                                                              46



pursuant to an Assignment and Acceptance (an "ASSIGNMENT AND ACCEPTANCE"), substantially in the form of Exhibit G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                 (d) The Agent shall maintain at its address referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Agent), together with payment to the Agent of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Assignment and Acceptance and
(ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Agent (in exchange for the Revolving Credit Note and, if applicable, the CAF Advance Notes of the assigning Lender) a new Revolving Credit Note and CAF Advance Notes, as applicable, to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance (or, in the case of a CAF Advance Note, the aggregate Commitments) and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be





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                                                                              47



dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

                 (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and, with the consent of the Borrower, any prospective Transferee subject to the provisions of subsection 9.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                 (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

                 9.7 ADJUSTMENTS. If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                 9.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

                 9.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.





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                                                                              48



                 9.10 INTEGRATION. This Agreement and the Notes represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the Notes.

                 9.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 9.12 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Notes, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding shall be effected by telecopying a copy thereof to the Borrower at its telecopy number set forth in subsection 9.2 or at such other telecopy number of which the Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                 9.13  ACKNOWLEDGEMENTS.  The Borrower hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes;

                 (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or





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                                                                              49



         in connection with this Agreement or the Notes, and the relationship between Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 (c) no joint venture is created hereby or by the Notes or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                 9.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.

                 9.15 CONFIDENTIALITY. The Agent and the Lenders agree to keep confidential this Agreement and the Notes and all non-public information PROVIDED to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential (this Agreement, the Notes and such non-public information is collectively referred to herein as the "INFORMATION"); PROVIDED, HOWEVER, that nothing herein shall prevent the Agent or any Lender from disclosing any Information (i) to the Agent or any other Lender, (ii) to any Transferee which receives such Information having been made aware of the confidential nature thereof, (iii) to its employees, directors, agents, Affiliates, attorneys, accountants and other professional advisors,
(iv) upon the request or demand of any Governmental Authority having jurisdiction over the Agent or such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement or (vii) in connection with the exercise of any remedy hereunder.





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                                                                              50




                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ROADWAY SERVICES, INC.


By: /s/ D.A. Wilson
   --------------------------------------------------
   Title: Senior Vice President - Finance & Planning,
          Secretary & Chief Financial Officer


CHEMICAL BANK,
  as Agent and as a Lender


By: /s/ Rosemary Bradley
   --------------------------------------------------
   Title: Rosemary Bradley
           Vice President

ABN-AMRO BANK N.V., as a Lender


By: /s/ Thomas J. O'Bryant        /s/ Dennis F. Lennon
   --------------------------------------------------
   Title: Senior Vice President        Vice President


NATIONAL CITY BANK, as a Lender


By: /s/ David R. Evans
   --------------------------------------------------
   Title: Senior Vice President


SOCIETY NATIONAL BANK, as a Lender


By: /s/ Helen W. France V.P.
   --------------------------------------------------
   Title: Vice President


BANK ONE, AKRON, N.A., as a Lender


By: /s/ Steven B. Currier
   --------------------------------------------------
   Title: Vice President





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
                                                                      Schedule I



                       LENDERS, ADDRESSES AND COMMITMENTS


         LENDER                                                     COMMITMENT
         ------                                                     ----------
Chemical Bank                                                       $70,000,000
270 Park Avenue
New York, New York  10017
Attention:  Rosemary Bradley
Telecopy:   (212) 270-9854


ABN-AMRO Bank, N.V.                                                 $40,000,000
135 South LaSalle Street
Chicago, Illinois
Attention:  Thomas J. O'Bryant
Telecopy:   (312) 904-2849


National City Bank                                                  $60,000,000
1900 East 9th Street
Cleveland, Ohio
Attention:  David R. Evans
Telecopy:   (216) 575-9396


Society National Bank                                               $65,000,000
127 Public Square
Cleveland, Ohio
Attention:  Helen W. France
Telecopy:   (216) 689-4981


Bank One, Akron, N.A.                                               $65,000,000
50 South Main Street
2nd Floor
Akron, Ohio
Attention:  Steven B. Currier
Telecopy:   (216) 972-1598


                                                                   ============

                                                                   $300,000,000





509235\0232\01652\952NGVKW.CRA

                                                                     Schedule II


                         APPLICABLE MARGIN/FACILITY FEE

                                                                                             Applicable         Facility
 Debt/Capitalization Ratio                                                 Level               Margin             Fee
 -------------------------                                                 -----             ----------         --------
 Equal to or less than 10%:                                                  I                   .14%              .06%

 Equal to or less than 20% but greater than 10%:                            II                  .165%             .065%

 Equal to or less than 25% but greater than 20%:                            III                  .20%             .075%

 Equal to or less than 30% but greater than 25%:                            IV                   .21%              .09%

 Equal to or less than 40% but greater than 30%:                             V                   .24%              .12%

 Less than 50% but greater than 40%:                                         VI                  .30%              .20%

 Greater than or equal to 50%:                                              VII                  .50%              .25%








509235\0232\01652\952NGVKW.CRA

                                                                       EXHIBIT A
                         FORM OF REVOLVING CREDIT NOTE



$___________
                                                              New York, New York
                                                                  March __, 1995


         FOR VALUE RECEIVED, the undersigned, Roadway Services, Inc., an Ohio corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ________________ (the "Lender") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination Date the principal amount of (a) ___________ ____ DOLLARS $(__________), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.12 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

         This Note (a) is one of the Notes referred to in the Credit Agreement dated as of March __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto and Chemical Bank, as agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or





509235\0232\01652\952NGVKW.CRA
otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                       ROADWAY SERVICES, INC.

                                       By:    ________________________________

                                       Name:  ________________________________

                                       Title: ________________________________





509235\0232\01652\952NGVKW.CRA

                                                        SCHEDULE A
                                                        TO REVOLVING CREDIT NOTE
                                                        ------------------------

                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

|---------------------------------------------------------------------------------------------------------------------------------|
|     |                     |   AMOUNT    |                        | AMOUNT OF ABR LOANS |                        |               |
|     |                     |CONVERTED TO | AMOUNT OF PRINCIPAL OF |    CONVERTED TO     |    UNPAID PRINCIPAL    | NOTATION MADE |
|DATE | AMOUNT OF ABR LOANS |  ABR LOANS  |    ABR LOANS REPAID    |  EURODOLLAR LOANS   | BALANCE OF ABR LOANS   |       BY      |
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------|---------------------|------------------------|---------------|
|     |                     |             |                        |                     |                        |               |
|-----|---------------------|-------------|------------------------| --------------------|------------------------|---------------|





509235\0232\01652\952NGVKW.CRA

                                                       SCHEDULE B
                                                       TO REVOLVING CREDIT NOTE


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

|-----------------------------------------------------------------------------------------------------------------------------|
|     |             |                |  INTEREST PERIOD   |    AMOUNT OF     |     AMOUNT OF    |                 |           |
|     |  AMOUNT OF  |AMOUNT CONVERTED|   AND EURODOLLAR   |   PRINCIPAL OF   | EURODOLLAR LOANS | UNPAID PRINCIPAL|           |
|DATE |  EURODOLLAR |  TO EURODOLLAR |  RATE WITH RESPECT | EURODOLLAR LOANS | CONVERTED TO ABR |    BALANCE OF   |  NOTATION |
|     |    LOANS    |      LOANS     |      THERETO       |      REPAID      |      LOANS       | EURODOLLAR LOANS|  MADE BY  |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|
|     |             |                |                    |                  |                  |                 |           |
|-----|-------------|----------------|--------------------|------------------|------------------|-----------------|-----------|




509235\0232\01652\952NGVKW.CRA

                                                                       EXHIBIT B
                           [FORM OF CAF ADVANCE NOTE]

                                PROMISSORY NOTE
                                ---------------

$___________                                                  New York, New York

                                                                 March __, 1995_


         FOR VALUE RECEIVED, the undersigned, ROADWAY SERVICES, INC., a Ohio corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _________________________________ (the "Lender") at the office of
Chemical Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) ______________________________ DOLLARS $(___________),
or, if less, (b) the aggregate unpaid principal amount of all CAF Advances made by the Lender to the Borrower pursuant to subsection 2.6 of the Credit Agreement, as hereinafter defined. The principal amount of each CAF Advance evidenced hereby shall be payable on the maturity date therefor set forth on the schedule annexed hereto and made a part hereof or on a continuation of such schedule which shall be attached hereto and made a part hereof (the "Grid"). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of each CAF Advance evidenced hereby, at the rate per annum set forth in respect of such CAF Advance on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the date of such CAF Advance until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with subsection 2.8(c) of the Credit Agreement. Interest on each CAF Advance evidenced hereby shall be payable on the date or dates set forth in respect of such CAF Advance on the Grid. CAF Advances evidenced by this Note may not be prepaid.

         The holder of this Note is authorized to endorse on the Grid the date, amount, interest rate, interest payment dates and maturity date in respect of each CAF Advance made pursuant to subsection 2.6 of the Credit Agreement and each payment of principal with respect thereto. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such CAF Advance.

         This Note is one of the CAF Advance Notes referred to in the Credit Agreement dated as of [March 31], 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions from time to time parties thereto, and Chemical Bank, as agent, and is subject to the provisions of the Credit Agreement.





509235\0232\01652\952NGVKW.CRA

         Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                ROADWAY SERVICES, INC.


                                By:    _______________________________________

                                Name:  _______________________________________

                                Title: _______________________________________





509235\0232\01652\952NGVKW.CRA

                            SCHEDULE OF CAF ADVANCES
                            ------------------------
                        _______________________, LENDER
                        ROADWAY SERVICES, INC., BORROWER
                 CREDIT AGREEMENT DATED AS OF [MARCH 31], 1995



==============================================================================================================================
|              |                     |             | INTEREST PAYMENT  |                     |               |               |
| DATE OF LOAN |   AMOUNT OF LOAN    |INTEREST RATE|       DATES       |    MATURITY DATE    | PAYMENT DATE  | AUTHORIZATION |
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|
|              |                     |             |                   |                     |               |               |
|--------------|---------------------|-------------|-------------------|---------------------|---------------|---------------|





509235\0232\01652\952NGVKW.CRA

                                                                       EXHIBIT C
                                                                       ---------

                       [FORM OF CAF ADVANCE CONFIRMATION]


                 ___________, 19__



[Lender]
[Address}


   Reference is made to the Credit Agreement, dated as of [March 31], 1995, among the undersigned, the Lenders named therein, and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

   In accordance with subsection 2.7(e) of the Credit Agreement, the undersigned accepts and confirms the offers by Lender(s) to make CAF Advances to the undersigned on __________, 19__ [CAF Advance Date] under subsection [2.7(b)][2.7(c)] in the (respective) amount(s) set forth on the attached list of CAF Advances offered.

                                                Very truly yours,

                                                ROADWAY SERVICES, INC.


                                                By ___________________________

                                                Title: _______________________





509235\0232\01652\952NGVKW.CRA

                                                                       EXHIBIT D
                                                                       ---------

                          [FORM OF CAF ADVANCE OFFER]




                                                           ______________, 199__



Roadway Services, Inc.
1077 Gorge Boulevard
Akron, Ohio  44309-0088
Attention:  John P. Chandler


         Reference is made to the Credit Agreement, dated as of [March 31], 1995, among the undersigned, the Lenders named therein, and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In accordance with subsection 2.7 of the Credit Agreement, the undersigned Lender offers to make CAF Advances thereunder in the following amounts with the following maturity dates:



           ====================================================================================================
                CAF Advance Date:                                            Aggregate Maximum Amount:
                       __________, 199__                                     $_________
           ====================================================================================================
               Maturity Date 1:                                              Maximum Amount: $__________
                       __________, 199__                                     $________ offered at _______*
                                                                             $________ offered at _______*
           ====================================================================================================


__________________________________

* Insert the interest rate offered for the specified loan amount. In the case of Eurodollar Rate CAF Advances, insert a margin bid. In the case of Absolute Rate CAF Advances, insert a fixed rate bid.


509235\0232\01652\952NGVKW.CRA

           ====================================================================================================
               Maturity Date 2:                                              Maximum Amount: $__________
                       __________, 199__                                     $________ offered at _______*
                                                                             $________ offered at _______*
           ====================================================================================================
               Maturity Date 3:                                              Maximum Amount: $__________
                       __________, 199__                                     $________ offered at _______*
                                                                             $________ offered at _______*
           ====================================================================================================




                                           Very truly yours,

                                           [NAME OF BIDDING LENDER]


                                           By _________________________________
                                           Name _______________________________
                                           Title ______________________________
                                           Telephone No. ______________________
                                           Fax No. ____________________________





509235\0232\01652\952NGVKW.CRA

                                                                       EXHIBIT E
                                                                       ---------

                         [FORM OF CAF ADVANCE REQUEST]

                                                       _________________, 199___

[Lender]
[Address]


         Reference is made to the Credit Agreement, dated as of [March 31], 1995, among the undersigned, the Lenders named therein, and Chemical Bank, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         This is a [Eurodollar Rate] [Absolute Rate] CAF Advance Request pursuant to subsection 2.7 of the Credit Agreement requesting quotes for the following CAF Advances:


                                                               Loan 1                 Loan 2                Loan 3
                   Aggregate Principal Amount                $__________            $__________            $_________

                   CAF Advance Date

                   Interest Period 2
                   Maturity Date 3

                   Interest Payment Dates

                                        Very truly yours,

                                        ROADWAY SERVICES, INC.


                                        By: __________________________________
                                        Title: _______________________________





__________________________________

         2.      Insert only in a Eurodollar Rate Bid Request.

         3.      In a Eurodollar Rate Bid Request, insert last day of Interest
                 Period.

509235\0232\01652\952NGVKW.CRA

                                                                    EXHIBIT F


                              FORM OF OPINION OF
                       GENERAL COUNSEL TO THE BORROWER





Chemical Bank, as Agent and a Lender
270 Park Avenue
New York, NY  10017

Gentlemen:

        I am Vice President and General Counsel of Roadway Services, Inc., an Ohio corporation (the Borrower). This opinion is delivered in connection with the Credit Agreement dated as of March _____, 1995 by and among the Borrower, Chemical Bank, as Agent and a Lender (Chemical) and the other financial institutions from time to time parties thereto (the Credit Agreement).

        The opinion expressed below is furnished to you pursuant to subsection 4.1(e) of the Credit Agreement. Unless otherwise defined herein, the terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

        In rendering the following opinion either I, or members of my staff acting under my supervision, have examined or are familiar with, and have relied upon, originals or copies, identified to our satisfaction, of such certificates of public officials and officers of the Borrower and other such documents and records as I deemed appropriate, and have examined such matters of law as I deemed necessry for the purpose of this opinion.

        In rendering the opinions expressed below, I have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to the Borrower as originals, (b) the genuineness of all signatures on all documents that I examined (other than those of the Borrower and officers of the Borrower) and (c) the conformity to authentic originals of documents submitted to me as certified, conformed or photostatic copies.

        Based upon and subject to the foregoing, I am of the opinion that:

        1. Each of the Borrower and its Material Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or

Chemical Bank
March 24, 1995
Page 2


the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, have a Material Adverse Effect.

     2. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under the Loan Documents and to borrow thereunder. The Borrower has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Loan Documents and to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings under the Loan Documents or with the execution, delivery, performance, validity or enforceability of the Loan Documents.

     3. The Loan Documents have been duly executed and delivered on behalf of the Borrower and constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

     4. The execution and delivery of the Loan Documents and the performance by the Borrower of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Borrower and each of its Subsidiaries or Material Subsidiaries, as the case may be, with any of the provisions thereof, the borrowings under the Loan Documents and the use of proceeds thereof, all as provided therein, (a) will not violate, or constitute a default under, any Requirement of Law or any Contractual Obligations of the Borrower or of any of its Subsidiaries or Material Subsidiaries, as the case may be, and (b) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues.

    5. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Agreement or any of the Notes or (b) that could reasonably be expected to have a Material Adverse Effect.

    6. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

    7. The Borrower is not (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (2) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

Chemical Bank
Page 3


        Since I am a member only of the bar of the State of Ohio, I express no opinion as to the laws of any other jurisdictions. This opinion is provided solely for the benefit of the Agent, the Lenders and for the benefit of any purchasing Lenders pursuant to Section 9.6 of the Credit Agreement in connection with the Credit Agreement and the transactions contemplated thereby and may not be relied upon in any manner by any other person without my prior written consent; PROVIDED, HOWEVER, that this opinion may be delivered to the Lenders' regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion.



                                        Very truly yours,

                                                                       EXHIBIT G


                       FORM OF ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Credit Agreement, dated as of March _, 1995, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Roadway Services, Inc. (the "Borrower"), the Lenders named therein and Chemical Bank, as agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         ____________________ (the "Assignor") and ____________________ (the
"Assignee") agree as follows:

         I. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the revolving credit facility contained therein (the "Assigned Facility") in the principal amount set forth on Schedule 1 hereto.

         II. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any Note or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any Note or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Notes held by it evidencing the Assigned Facility and requests that the Agent exchange such Notes for new Notes payable to the Assignee and (if the Assignor has retained any interest in the Assigned Facility) new Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         III. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 3.1 thereof and such other documents and information as it has deemed appropriate to make its own credit





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                                                                               2



analysis and decision to enter into this Assignment and Acceptance;     (c)
agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the Notes or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to paragraph 2.18(b) of the Credit Agreement.

         IV. The effective date of this Assignment and Acceptance shall be _________ ___, 19__ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to subsection 9.6 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

         V. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         VI. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Notes and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.





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                                                                               3



         VII. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.


         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.





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
                                   SCHEDULE 1
                          TO ASSIGNMENT AND ACCEPTANCE
         RELATING TO THE CREDIT AGREEMENT, DATED AS OF MARCH ___, 1995,
                                     AMONG
                            ROADWAY SERVICES, INC.,
                           THE LENDERS NAMED THEREIN
                                      AND
    CHEMICAL BANK, AS AGENT FOR THE LENDERS (IN SUCH CAPACITY, THE "AGENT")
- -------------------------------------------------------------------------------
Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

             Credit                      Principal                    Commitment Percentage
       Facility Assigned              Amount Assigned                      Assigned 4
       -----------------              ---------------                 ---------------------
       Revolving Credit               $                                       .               %
       Facility                        ---------------                     --- ---------------


                                    [Name of Assignee]                                     [Name of Assignor]



                  By _____________________________________                By _____________________________________
                  Name:                                                   Name:
                  Title:                                                  Title:



                  Accepted:                                               Consented To:

                  Chemical Bank, as Agent                                 Roadway Services, Inc.



                  By _____________________________________                By _____________________________________
                  Name:                                                   Name:
                  Title:                                                  Title:


__________________________________

4. Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

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